EMPLOYMENT AGREEMENT RENEWAL AND AMENDMENT

THIS AGREEMENT (the “Agreement”) is made and entered into on July 25, 2012 by and between Neuralstem, Inc., a Delaware Corporation (the “Company”), and I. Richard Garr (“Employee”).

1.     This Agreement renews and amends that certain Employment Agreement dated January 1, 1997, and subsequently amended on October 31, 2005 and January 1, 2008, made and entered into by the parties hereto (the “Employment Agreement”).

2.     The term of the Employment Agreement is renewed for an additional 60 month term upon the expiration of the existing term, to October 31, 2017.

3.     All other provisions of the Employment Agreement shall remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

NEURALSTEM, INC.:

By:

EMPLOYEE:

I. Richard Garr